CHARLES A. NICHOLS

CERTIFIED PUBLIC ACCOUNTANT

PROFESSIONAL ASSOCIATION

CONSENT OF INDEPENDENT AUDITORS

I consent to the inclusion of my report dated May 9, 2019 on the financial statements of Hire Quest, LLC for the year ended December 31, 2017 in the Amended Current Report on Form 8-K/A of Command Center, Inc. dated August 23, 2019, related to its acquisition of Hire Quest LLC.

Charles A. Nichols, C.P.A., P.A. August 23, 2019

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